UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2017

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street Suite 2000

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

 On July 7, 2017 (the “Effective Date”), each of Nicolas Hanauer and Ian Morris notified Marchex, Inc. (“Marchex” or the “Company”) of his decision not to stand for reelection to the Board of Directors of the Company (the “Board”) at the Annual Meeting of Stockholders to be held on August 21, 2017 (the “2017 Annual Meeting”). Each of their decisions is not due to any disagreement with the Company or the Board.

On the Effective Date, (i) the Board nominated Anne Devereux-Mills, Dennis Cline and M. Wayne Wisehart, all of whom are current independent directors of the Company, and Russell C. Horowitz, founder, consultant to the Company, member of the Office of the CEO and previously a director of the Company, for election at the 2017 Annual Meeting, and (ii) the Board approved a reduction in the size of the Board from five (5) to four (4) directors, effective immediately prior to the 2017 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MARCHEX, INC.

Date: July 10, 2017	By:	/s/ ETHAN CALDWELL
	Name:	Ethan Caldwell
	Title:	General Counsel, CAO and member of the Office of the CEO